Exhibit (g)(18)

                         CUSTODIAN AGREEMENT SUPPLEMENT


                    (Baker Growth Fund of The RBB Fund, Inc.)

         This supplemental agreement is entered into this ____ day of ________, 2002 by and between THE RBB FUND, INC. (the "Fund") and PFPC Trust Company, ("PFPC Trust").

         The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and PFPC Trust have entered into a Custodian Agreement, dated as of August 16, 1988 (as from time to time amended and supplemented, the "Custodian Agreement"), pursuant to which PFPC Trust has undertaken to act as custodian for the Fund with respect to the portfolios of the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Custodian Agreement Supplement have the meaning specified in the Custodian Agreement.

         The Fund agrees with the Custodian as follows:

1. ADOPTION OF CUSTODIAN AGREEMENT. The Custodian Agreement is hereby adopted for the Baker Growth Fund (the "Portfolio").

2. COMPENSATION. As compensation for the services rendered by the Custodian during the term of the Custodian Agreement, the Fund will pay to the Custodian, with respect to the Portfolio, monthly fees as shall be agreed to from time to time by the Fund and PFPC Trust.

3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally abound hereby, as of the date and year first above written.


         THE RBB FUND, INC.                             PFPC TRUST COMPANY

         By:                                         By:
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         Name:                                       Name:
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         Title:                                      Title:
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